Exhibit 10.23
UNITED STATES TRUST COMPANY, N.A.
600 114th Street, N.W.
Washington, DC 20005
February 6, 2007
Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, WV 26003
Ladies and Gentlemen:
     Reference is made to the Stock Transfer Restriction and Voting Agreement, dated as of August 1, 2003 (the “STA”), by and among the Wheeling-Pittsburgh Corporation (the “Company”), United States Trust Company, N.A. (“UST”), as independent fiduciary for the Wheeling-Pittsburgh Steel Corporation Retiree Benefits Plan and associated VEBA Trust (the “VEBA”) and Wesbanco Bank, Inc. as trustee of the VEBA.
     Pursuant to the STA, the Company contributed 4,000,000 shares (the “Initial Shares”) of the Company’s common stock (the “Common Stock”) to the VEBA on or about November 1, 2003. Subsequent to November 2003, the Company has contributed an additional 659,339 shares of Common Stock (the “Additional Shares”) to the VEBA. The Additional Shares are not subject to the STA. Of the Additional Shares, 365,620 have been held by the VEBA for more than one year and are eligible for sale by the VEBA pursuant to Rule 144 of the Securities Act of 1933.
     Pursuant to Section 2.2 of the STA, the Company, in its reasonable discretion, may authorize the disposition of a greater number of Initial Shares than are otherwise permitted by the express terms of the STA.
     UST, in its capacity as the independent fiduciary for the VEBA, intends to seek to sell 365,620 shares of Common Stock. Because the Additional Shares are in certificated form and have restricted legends, it will be necessary to remove the legends before Additional Shares may be sold.
     In order to expedite the sale of the 365,620 shares of Common Stock, UST has requested that the Company permit UST to cause the VEBA to sell up to 365,620 of the Initial Shares. If the Company consents to such sale, UST has agreed that 365,620 of the Additional Shares referenced above which could be sold by the VEBA shall be treated as “Initial Shares” for all purposes under the STA.
     Please countersign this letter in the space below as evidence of the Company’s acknowledgement and agreement to the foregoing.

UNITED STATES TRUST COMPANY, N.A. as Independent Fiduciary for the Wheeling-Pittsburgh Steel Corporation Retiree Benefits Plan and associated VEBA Trust
By:	/s/ Norman P. Goldberg
	Name:	Norman P. Goldberg
	Title:	Authorized Agent

AGREED TO AND ACCEPTED: WHEELING-PITTSBURGH CORPORATION
By:	/s/ Craig T. Bouchard
	Name:	Craig T. Bouchard
	Title:	President